Exhibit 99.1

March 7, 2025

Filed via SEDAR

To All Applicable Exchanges and Securities Administrators

Subject:	Planet 13 Holdings Inc. (the "Issuer")
Notice of Meeting and Record Date

Dear Sir/Madam:

We are pleased to confirm the following information with respect to the Issuer's upcoming meeting of securityholders:

Meeting Type:	Annual Meeting
Meeting Date:	June 10, 2025
Record Date for Notice of Meeting:	April 14, 2025
Record Date for Voting (if applicable):	April 14, 2025
Beneficial Ownership Determination Date:	April 14, 2025
Class of Securities Entitled to Vote:	Common
ISIN:	US72707C1080
Meeting Location:	Las Vegas, Nevada and Virtual
Issuer sending proxy materials directly to NOBOs:	No
Issuer paying for delivery to OBOs:	Yes
Notice and Access for Beneficial Holders:	Yes
Notice and Access for Registered Holders:	Yes

In accordance with applicable securities regulations we are filing this information with you in our capacity as agent of the Issuer.

Yours truly,

ODYSSEY TRANSFER AND TRUST COMPANY

AS AGENT FOR Planet 13 Holdings Inc.